UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 11, 2016

SCHMITT INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Oregon	000-23996	93-1151989
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2765 N.W. Nicolai Street Portland, Oregon		97210-1818
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (503) 227-7908

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)

On January 11, 2016, Schmitt Industries, Inc. (the “Registrant”) notified Nasdaq that as a result of Mr. David M. Hudson’s appointment as Interim President and Chief Executive Officer of the Registrant and resignation from the Audit Committee of the Board of Directors, the Registrant was no longer in compliance with Nasdaq Listing Rule 5605, Board of Directors and Committees (“Listing Rule 5605”).

On January 12, 2016, Nasdaq issued a letter to the Registrant confirming the Registrant’s noncompliance with Listing Rule 5605. The Registrant will have until February 26, 2016 (45 calendar days from the date of Nasdaq’s letter) to submit a plan to Nasdaq to regain compliance with Listing Rule 5605.

The Registrant intends to submit a plan to Nasdaq within the required time frame.

(b)

The information set forth under Item 3.01(a) of this report is incorporated by reference into this Item 3.01(b).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On January 11, 2016, James A. Fitzhenry, a director of the Registrant, tendered his resignation from the Board of Directors of the Registrant, effective immediately. Mr. Fitzhenry had previously resigned from his position as President and Chief Executive Officer of the Registrant on January 8, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHMITT INDUSTRIES, INC.

January 15, 2016	By:	/s/ Ann M. Ferguson
	Name:	Ann M. Ferguson
	Title:	Chief Financial Officer and Treasurer